Exhibit 99.13

SUPERVALU INC.

[                    ], 2006 Special Meeting of Stockholders

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The Special Meeting will begin at [            ] a.m., local time, at [                                                                     ]

Refreshments will be available before and after the Special Meeting.

ADMISSION TICKET SUPERVALU INC. Special Meeting of Stockholders [ ], 2006 at [ ] a.m. Please present this portion of the proxy card for admission to the meeting.	[Map to Come]

SUPERVALU INC.

[                    ], 2006 SPECIAL MEETING OF STOCKHOLDERS

This Proxy is solicited on behalf of the Board of Directors of the Company.

As the stockholder(s) named on this card, you hereby appoint Jeffery Noddle and John P. Breedlove, and each of them, as your proxy, with power of substitution, to vote your shares of SUPERVALU [                    ] stock at the Special Meeting as directed below. These proxies may also vote, in their discretion, upon all other matters that may properly come before the Special Meeting, or any adjournment or adjournments thereof. Your shares will be voted as if you were personally present at the Special Meeting. All former proxies are revoked. If not otherwise specified, your shares will be voted as recommended by the Directors.

•	Voting Instructions. You may submit your proxy by mail, telephone or Internet. Please follow the instructions on the reverse side of this card.

•	SUPERVALU Employees. If you are a current or former employee of SUPERVALU and own shares of SUPERVALU common stock through a SUPERVALU employee benefit plan, your share ownership as of [ ], 2006 is shown on this card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares pursuant to the terms of the plans.

•	Householding. If you share the same address and last name as other SUPERVALU stockholders, only one copy of SUPERVALU’s Joint Proxy Statement/Prospectus has been mailed to your address. Proxy cards for each SUPERVALU stockholder residing at your address have been mailed under separate cover.

Please mark this Proxy as indicated on the reverse side to vote on any item.

(Continued and to be signed on other side.)

COMPANY #
CONTROL #

THERE ARE THREE WAYS TO SUBMIT YOUR PROXY.

Please follow the instructions below.

We encourage you to take advantage of these convenient ways to submit your proxy to vote your shares of SUPERVALU [                ] stock for matters to be considered at SUPERVALU’s Special Meeting of Stockholders. Your telephone or Internet submission authorizes the named proxies to vote your shares in the same manner as if you marked, dated, signed and returned your proxy card.

1)	SUBMIT YOUR PROXY BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE
•	Use any touch-tone telephone to submit your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [ ], 2006.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

2)	SUBMIT YOUR PROXY BY INTERNET — www.eproxy.com/svu/ — QUICK EASY IMMEDIATE
•	Use the Internet to submit your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [ ], 2006.
•	Please have your proxy card and the last four digits of your Social Security Number OR Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

3)	SUBMIT YOUR PROXY BY MAIL
•	Mark, sign and date your proxy card, and return it in the postage-paid envelope provided or mail it to SUPERVALU INC., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-9397

NOTE FOR EMPLOYEES VOTING PLAN SHARES: THE DEADLINE FOR VOTING BY TELEPHONE

OR INTERNET IS NOON (CT), [                    ], [                    ], 2006.

IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, DO NOT MAIL BACK YOUR PROXY CARD.

THANK YOU FOR VOTING

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

ITEM 1. TO ISSUE SUPERVALU COMMON STOCK IN CONNECTION WITH THE SUPERVALU MERGER	☐ For	☐ Against	☐ Abstain

ITEM 2. TO ADJOURN THE SUPERVALU SPECIAL MEETING INCLUDING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2.

Address Change? Mark Box ☐ Indicate changes below: I plan to attend the meeting. ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.